Exhibit 8.1



                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
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                                        |FOUNDED 1866



                                                                  March 28, 2007


Granite Master Issuer plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX
England

            Re:        Granite Master Issuer plc
                       Granite Finance Funding 2 Limited
                       Granite Finance Trustees Limited

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

      We have acted as United States tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") of Granite Master Issuer plc, Granite Finance Funding 2 Limited and Granite Finance Trustees Limited (collectively, the "Registrants") that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on March 23, 2007, of which the prospectus (the "Prospectus") forms a part. The US Notes will be issued pursuant to a trust deed between The Bank of New York and the Issuer.

      We have advised the Registrants with respect to certain United States federal income tax consequences of the proposed issuance of the Notes. This advice is described under the headings "Summary - Material United States tax consequences", "Overview of prospectus - United States federal income tax" and "Material United States tax consequences" (collectively, the "Discussions") in the Prospectus relating to the US Notes. We hereby confirm and adopt as our opinion the opinions set forth in the Discussions.

      This letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to particular US Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates issuance of US Notes with numerous different characteristics, the particular characteristics of such US Notes must be considered in determining the applicability of this opinion to particular US Notes.


      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships
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Granite Master Issuer plc
Page 2


      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Summary - Material United States tax consequences", "Overview of prospectus - United States federal income tax", "Material United States tax consequences" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                               Very truly yours,

                                    /s/ Sidley Austin LLP